FOR IMMEDIATE RELEASE

RidgeStone Financial Services, Inc.
13925 W. North Avenue
Brookfield, Wisconsin 53005
Telephone: (262) 789-1011
Contact: Paul E. Menzel, President


             RIDGESTONE FINANCIAL REPORTS ISSUANCE OF $1,500,000 OF
                           TRUST PREFERRED SECURITIES


Brookfield, Wisconsin, June 30, 2003 - RidgeStone Financial Services, Inc. (OTC:
RFSV) announced today the issuance of $1,500,000 of trust preferred securities of Ridgestone Capital Trust I. The securities mature in 30 years and have a 7.00% fixed rate from June 30, 2003 through June 29, 2008. The rate resets on June 30, 2008, and every five years thereafter on June 30, to the five year rate of the LIBOR Swap Curve (as made available on Bloomberg Financial Markets) plus
3.50 percentage points. The distribution rate for the first ten years (until June 29, 2013) may not exceed 12%. The securities may be called in part or in full on June 30, 2008 and quarterly thereafter, with 30 days notice, in a minimum principal amount of $500,000 and in increments of $10,000 thereafter.

Paul E. Menzel, President of the Company, stated, "We currently intend to use the net proceeds from issuance of the trust preferred securities to provide additional capital in RidgeStone Bank and RidgeStone Financial Services, Inc., to potentially buy back stock for employee benefit plans, and for general corporate purposes at the bank and the holding company level."

RidgeStone Financial Services, Inc. is a bank holding company in Brookfield, Wisconsin. The Company is the parent company of RidgeStone Bank, a community bank with two locations. The Company's stock is traded in the over-the-counter market and quoted on the OTC Bulletin Board under the symbol RFSV.

Note Regarding Forward-Looking Statements
-----------------------------------------
Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company "believes," "anticipates," "expects," or other words of similar import. Similarly, statements that describe the Company's future plans, objectives, goals, and performance or operating expectations are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those contemplated in the forward-looking statements. Such risks include, among others: interest rate trends, the general economic climate in the Company's market area, loan delinquency rates, and legislative enactments or regulatory changes which adversely affect the business of the Company and/or RidgeStone Bank. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements. The forward-looking statements included herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.